Exhibit 2.1

                        AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER ("Merger Agreement"), dated as of March 12, 1999, is between Commercial Assets, Inc., a Maryland corporation (the "Company") and Commercial Assets, Inc., a Delaware corporation (the "Delaware Corporation"). The Company and the Delaware Corporation are hereafter sometimes collectively referred to as the "Constituent Corporations."

      WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of Maryland;

      WHEREAS, the Delaware Corporation is a corporation duly organized and existing under the laws of the State of Delaware;

      WHEREAS, the respective Board of Directors of the Company and the Delaware Corporation have determined that it is advisable and in the best interests of each of such corporations that the Company merge with and into the Delaware Corporation upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of the Company in the State of Delaware; and

      WHEREAS, the respective Boards of Directors of the Company and the Delaware Corporation have, by resolutions duly adopted, approved this Merger Agreement; the Company has adopted this Merger Agreement as the sole stockholder of the Delaware Corporation and the Board of Directors of the Company has directed that this Merger Agreement has submitted to a vote of the the Company Common Stock shareholders.

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Company and the Delaware Corporation hereby agree as follows:

      l. Merger. The Company shall be merged with and into the Delaware Corporation (the "Merger"), and the Delaware Corporation shall be the surviving corporation (hereafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the time and date of filing with the Secretary of State of Delaware of a Certificate of Merger under Section 252 of the General Corporation Law of the State of Delaware (the "Effective Time").

      2.    Governing Documents.

            (a) The Certificate of Incorporation of the Delaware
Corporation, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

            (b) The Bylaws of the Delaware Corporation, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

      3. Succession. At the Effective Time, the separate corporate existence of the Company shall cease, and the Delaware Corporation shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of the Company; and all the rights, privileges, powers and franchises of the Company, and all property, real, personal and mixed, and all debts due to the Company on whatever account, as well as share subscriptions and all other things in action or belonging to the Company, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as if they were of the Company, and the title to any real estate vested by deed or otherwise in the Company, shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall thence forth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of the Company, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Delaware Corporation and shall be as effective and binding thereon as the same were with respect to the Company. The employees and agents of the Company shall become the employees and agents of the Delaware Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of the Company. The officers and directors of the Company shall become the officers and directors of the Surviving Corporation until such time as successors are duly elected in accordance with the Bylaws of the Surviving Corporation and any applicable laws. The requirements of any plans or agreements of the Delaware Corporation involving the issuance or purchase by the Company of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of the Delaware Corporation stock.

      4. Further Assurances. From time to time, as and when required by the Delaware Corporation, or by its successors and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Delaware Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company and otherwise to carry out the purposes of this Merger Agreement, and the officers of the Delaware Corporation are fully authorized in the name and on behalf of the Company or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

      5. Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof,

            (a) Each share of the Company Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and nonassessable share of Delaware Common Stock, and

            (b) The 100 shares of Delaware Common Stock presently issued and outstanding in the name of the Company shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of the Delaware Corporation shall be issued in respect thereof.

            (c) Exchange of Certificates. The Company shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "Exchange Agent") to receive the funds to which holders of the Company Common Stock shall become entitled pursuant this Article 5. Such funds shall be invested by the Exchange Agent as directed by the Company or the Surviving Corporation.

                  (1) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates, whose shares of the Company Common Stock were converted into the right to receive Delaware Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company and the Delaware Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for Delaware Certificates. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Delaware Certificate for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If the Delaware Certificate is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such exchange shall have paid any transfer and other taxes required by reason of the exchange of the Certificate to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this section, each Certificate shall be deemed, at any time after the Effective Time, to represent only the right to receive a Delaware Certificate as contemplated by this section.

                  (2) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates which immediately prior to the Effective Time represented Company Common Stock shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                  (3) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any Delaware Certificates which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Delaware Certificates payable upon due surrender of their Certificates, without any interest thereon. None of the Surviving Corporation, the Company or the Exchange Agent shall be liable to any holder of a Certificate for a Delaware Certificate delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

                  (4) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making and delivery of an affidavit of that fact by the person claiming such Certificate to have been lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that would be made against the Delaware Corporation, the Surviving Corporation or the Company with respect to such Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, a Delaware Certificate deliverable in respect of such Certificate pursuant to this Article 5.

      6.   Conditions to Merger.

                  (1) The Merger shall have received the requisite approval of the holders of the Company Common Stock and the Delaware Common
Stock.

                  (2) The holders of not more than 100,000 shares of the Company Common Stock shall have exercised the right of appraisal under Maryland law by delivering a notice of objection to the Company at or prior to the stockholders meeting held to approve this Agreement.

      7. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented the Company Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, Delaware Common Stock, into which the Company Common Stock formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Delaware Corporation or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Delaware Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Delaware Common Stock, evidenced by such outstanding certificate as above provided.

      8. Board of Directors and Officers. The members of the Board of Directors and the officers of the Surviving Corporation immediately after the Effective Time of the Merger shall be the persons who were the members of the Board of Directors and the officers, respectively, of the Company immediately prior to the Effective Time, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

      9. Options. Upon the Effective Time, each outstanding option ("Option") of the Company to purchase the Company Common Stock shall be converted into and become an option to purchase the same number of shares of Delaware Common Stock at the same exercise price, and upon the same terms and subject to the same conditions as set forth in each Option as in effect on the Effective Time. As of the Effective Time, the Delaware Corporation shall assume all of the obligations of the Company under the Warrants.

      10. Other Employee Benefit Plans. As of the Effective Time, the Delaware Corporation hereby assumes all obligations of the Company under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

      11. Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

      12. Abandonment. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the Company or the Delaware Corporation, or both, notwithstanding approval of this Merger Agreement by the stockholders of the Delaware Corporation or the shareholders of the Company or both, if circumstances arise which, in the opinion of the Board of Directors of the Company make the Merger inadvisable.

      13. Counterparts. In order to facilitate the filing and recording of this Merger Agreement the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

            IN WITNESS WHEREOF, the Company and the Delaware Corporation have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                 COMMERCIAL ASSETS, INC.
                                 A Maryland Corporation


                                 By: /s/ Terry Considine
                                    -----------------------------
                                    Terry Considine
                                    Chairman and Chief Executive
                                    Officer

ATTEST:


By: /s/ David M. Becker
   ------------------
   David M. Becker
   Secretary



                                 COMMERCIAL ASSETS, INC.,
                                 A Delaware Corporation


                                 By: /s/ Terry Considine
                                    -----------------------------
                                    Terry Considine
                                    Chairman and Chief Executive
                                    Officer


ATTEST:


By: /s/ David M. Becker
   ----------------------
   David M. Becker
   Secretary